Exhibit 10.33

AMENDMENT NO. 2 TO TERM SHEET

This Amendment No. 2 (the "Amendment") dated November 17, 2014, to that certain term sheet (the "Term Sheet"), dated August 15, 2012, between TRIG Acquisition 1, Inc. (“Trig”) and Grilled Cheese Inc. (“GCT”, together with Trig, the “Company”) and Wesley K. Clark & Associates, LLC (the "Clark Group"), as amended by Amendment No. 2 to the Agreement, dated September 6, 2013 (“Amendment No. 1, together with the Term Sheet, collectively, the “Agreement”).

WHEREAS, as of the date of this Amendment, the Share Exchange transaction was completed whereby Trig acquired 100% of the common stock of GCT and the Company subsequently changed its name to The Grilled Cheese Truck, Inc.

By mutual agreement of the parties, the Company and the Clark Group hereby agree to amend the Agreement, effective on the date hereof, as follows:

1. The Provision “Term” of the Agreement is hereby deleted in its entirety and replaced with the following:

“Term:

The term of this Agreement shall expire on December 31, 2015, provided, however, the Agreement may be renewed for additional one-year periods by the parties on a negotiated basis.”

2. The Provision “Compensation” of the Agreement is hereby deleted in its entirety and replaced with the following:

“Compensation:

Commencing on the date of this Term Sheet and prior to the completion of the Share Exchange and Offering, the Clark Group shall receive a monthly consulting fee of $10,000 per month.

On Commencement Date, the Clark Group will be paid $240,000 per year in cash in twelve equal installments, payable on the first date of each month in the amount of $20,000.

As additional inducement to the Clark Group for providing the services referred to herein, as of the date of this Amendment, the Company shall issue to the Clark Group a warrant to purchase from the Company up to 500,000 warrants (the “Warrants”) of the Company’s common stock, with an exercise price of $1.00 per share. The Warrants shall vest immediately upon issuance, shall be exercisable through December 31, 2016 and shall contain customary piggyback registration rights.”

3.          NO OTHER AMENDMENTS; GOVERNING LAW; COUNTERPARTS. Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the sate first set forth above.

THE COMPANY:

The Grilled Cheese Truck, Inc.

By:	/s/ Peter Goldstein
Name: Peter Goldstein
Title

CLARK GROUP:

Wesley K. Clark & Associates, LLC

By:	/s/ Wesley Clark
Name: Wesley Clark
Title: